Exhibit 17
                                                                      ----------
[Name and Address]


                       INVESCO MULTI-ASSET ALLOCATION FUND
                  INVESCO COMBINATION STOCK & BOND FUNDS, INC.

                PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                                  MAY 20, 1999

      This proxy is being solicited on behalf of the Board of Directors of INVESCO Combination Stock & Bond Funds, Inc. ("Company") and relates to the proposals with respect to the Company and to INVESCO Multi-Asset Allocation Fund, a series of the Company ("Fund"). The undersigned hereby appoints as proxies [ ] and [ ], and each of them (with power of substitution), to vote all shares of common stock of the undersigned in the Fund at the Special Meeting of Shareholders to be held at 10:00 a.m., Mountain Standard Time, on May 20, 1999, at the offices of the Company, 7800 E. Union Avenue, Denver, Colorado 80237, and any adjournment thereof ("Meeting"), with all the power the undersigned would have if personally present.

      The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote "FOR" all proposals relating to the Company and the Fund with discretionary power to vote upon such other business as may properly come before the Meeting.

YOUR VOTE IS IMPORTANT. IF YOU ARE NOT VOTING BY PHONE, FACSIMILE, OR INTERNET, PLEASE DATE AND SIGN THIS PROXY BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

TO VOTE BY TOUCH-TONE PHONE OR THE INTERNET, PLEASE CALL 1-800-[ ] TOLL FREE OR VISIT WWW.[ ].COM. TO VOTE BY FACSIMILE TRANSMISSION, PLEASE FAX YOUR COMPLETED PROXY CARD TO 1-800-[ ].


      TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                 [INVXXX] KEEP THIS PORTION FOR YOUR RECORDS



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                                           DETACH AND RETURN THIS PORTION ONLY
             THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

                       INVESCO MULTI-ASSET ALLOCATION FUND
                 INVESCO COMBINATION STOCK AND BOND FUNDS, INC.

VOTE ON DIRECTORS                     FOR   WITHHOLD   FOR
                                      ALL      ALL     ALL
3. Election of the Company's Board                     EXCEPT  To withhold
   of Directors; (1) Charles W.      / /     / /       / /     authority to
   Brady; (2) Fred A. Deering; (3)                             vote for any
   Mark H. Williamson;                                         individual
   (4) Dr. Victor L. Andrews;                                  nominee(s), mark
   (5) Bob R. Baker; (6) Lawrence                              "For All Except"
   H. Budner; (7) Dr. Wendy Lee                                and write the
   Gramm; (8) Kenneth T. King;                                 nominee's number
   (9) John W. McIntyre; and                                   on the line
   (10) Dr. Larry Soll                                         below.

                                                               -----------------

VOTE ON PROPOSALS                                      FOR     AGAINST  ABSTAIN

1. Approval  of a  plan  of  reorganization            / /       / /     / /
   and  termination   under  which  INVESCO
   Balanced Fund ("Balanced Fund"), another
   series of  INVESCO  Combination  Stock &
   Bond Funds,  Inc.,  would acquire all of
   the  assets  of  Multi-Asset  Allocation
   Fund in  exchange  solely  for shares of
   Balanced  Fund  and  the  assumption  by
   Balanced  Fund  of  all  of  Multi-Asset
   Allocation Fund's liabilities,  followed
   by the  distribution  of those shares to
   the    shareholders    of    Multi-Asset
   Allocation Fund, all as described in the accompanying Prospectus/Proxy Statement;

2. Approval  of changes to the  fundamental            / /      / /      / /
   investment policies;

/ /To vote against the proposed changes to
   one or more of the specific  fundamental
   investment  policies,   but  to  approve
   others,  PLACE AN "X" IN THE BOX AT left
   and indicate the number(s) (as set forth
   in   the   proxy   statement)   of   the
   investment policy or policies you do not want to change on the line below.

-------------------------------------------

4. Ratification   of   the   selection   of            / /      / /      / /
   PricewaterhouseCoopers    LLP   as   the
   Company's       Independent       Public
   Accountants;

YOUR VOTE IS IMPORTANT. IF YOU ARE NOT VOTING BY PHONE, FACSIMILE, OR INTERNET, PLEASE DATE AND SIGN THIS PROXY BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

TO VOTE BY TOUCH-TONE PHONE OR THE INTERNET, PLEASE CALL 1-800-[ ] TOLL FREE OR VISIT WWW.[ ].COM. TO VOTE BY FACSIMILE TRANSMISSION, PLEASE FAX YOUR COMPLETED PROXY CARD TO 1-800-[ ].

Please sign exactly as name appears hereon. If stock is held in the name of joint owners, each should sign. Attorneys-in-fact, executors, administrators, etc. should so indicate. If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person

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Signature                                         Date


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Signature (Joint Owners)                          Date